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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                            -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                   -------------------------------------------
               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                    ----------------------------------------

                               JPMORGAN CHASE BANK
               (Exact name of trustee as specified in its charter)

NEW YORK                                                              13-4994650
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                         10017
(Address of principal executive offices)                              (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)
                  --------------------------------------------
                             CONVERIUM FINANCE S.A.
               (Exact name of obligor as specified in its charter)

LUXEMBOURG                                                        NOT APPLICABLE
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)


                             GENERAL GUISAN-QUAI 26
                                   8002 ZURICH
                                   SWITZERLAND

                                                                  NOT APPLICABLE
                    (Address of principal executive offices)         (Zip Code)

           -----------------------------------------------------------
           Guaranteed Subordinated Fixed/ Floating Rate Notes due 2022
                       (Title of the indenture securities)

           -----------------------------------------------------------

                                     GENERAL

Item 1. General Information.

      Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            New York State Banking Department, State House, Albany, New York 12110.

            Board of Governors of the Federal Reserve System, Washington, D.C., 20551

            Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

            Federal Deposit Insurance Corporation, Washington, D.C., 20429.


      (b) Whether it is authorized to exercise corporate trust powers.

            Yes.


Item 2. Affiliations with the Obligor and Guarantors.

      If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

      None.

Item 16. List of Exhibits

            List below all exhibits filed as a part of this Statement of Eligibility.

            1. A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connections with Registration Statement No. 333-76894, which is incorporated by reference.)

            2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

            3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

            4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement 333-76894, which is incorporated by reference.)

            5. Not applicable.

            6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

            7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority (see Exhibit 7 to Form T-1 filed in connection with Registration Statement 333-76894, which is incorporated by reference.)

            8. Not applicable.

            9. Not applicable.

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 6th day of November 2002.

                                        JPMORGAN CHASE BANK


                                          By  /s/ Lesley Daley
                                             -------------------------
                                              Lesley Daley
                                              Trust Officer

                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                 at the close of business September 30, 2001, in
             accordance with a call made by the Federal Reserve Bank
               of this District pursuant to the provisions of the
                              Federal Reserve Act.

                                                             DOLLAR AMOUNTS
                                ASSETS                        IN MILLIONS
Cash and balances due from depository institutions:
        Noninterest-bearing balances and
        currency and coin ...............................      $ 20,204
        Interest-bearing balances .......................        34,014
Securities:
Held to maturity securities .............................           462
Available for sale securities ...........................        58,587
Federal funds sold and securities purchased under
        agreements to resell ............................        50,374
Loans and lease financing receivables:
        Loans and leases held for sale ..................         1,581
        Loans and leases, net of unearned income ........      $164,271
        Less: Allowance for loan and lease losses .......         2,468
        Loans and leases, net of unearned income and
        allowance .......................................       161,803
Trading Assets ..........................................        60,294
Premises and fixed assets (including capitalized leases)          4,604
Other real estate owned .................................            43
Investments in unconsolidated subsidiaries and
        associated companies ............................           365
Customers' liability to this bank on acceptances
        outstanding .....................................           295
Intangible assets
        Goodwill ........................................         1,686
        Other Intangible assets .........................         3,549
Other assets ............................................        36,940
                                                               --------
TOTAL ASSETS ............................................      $434,801
                                                               ========

                                   LIABILITIES

Deposits

        In domestic offices .............................      $146,738
        Noninterest-bearing .............................      $ 64,312
        Interest-bearing ................................        82,426
        In foreign offices, Edge and Agreement
        subsidiaries and IBF's ..........................       114,404
        Noninterest-bearing .............................      $  7,400
        Interest-bearing ................................       107,004

Federal funds purchased and securities sold under agree-
ments to repurchase .....................................        58,982
Trading liabilities .....................................        41,387
Other borrowed money (includes mortgage indebtedness
        and obligations under capitalized leases) .......        10,439
Bank's liability on acceptances executed and outstanding            295
Subordinated notes and debentures .......................         6,355
Other liabilities .......................................        31,271
TOTAL LIABILITIES .......................................       409,871
Minority Interest in consolidated subsidiaries ..........           114

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus ...........             0
Common stock ............................................         1,211
Surplus  (exclude all surplus related to preferred stock)        12,715
    Retained earnings ...................................        10,641
    Accumulated other comprehensive income ..............           249
Other equity capital components .........................             0
TOTAL EQUITY CAPITAL ....................................        24,818
                                                               --------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL       $434,801
                                                               ========


I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                  JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                  WILLIAM B. HARRISON,  JR.  )
                                  DOUGLAS A. WARNER III      ) DIRECTORS
                                  FRANK A. BENNACK, JR.      )

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